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Exhibit 10.6

INTERNATIONAL MULTIFOODS CORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

        THIS AGREEMENT, dated as of July 1, 1998, is entered into between International Multifoods Corporation, a Delaware corporation (the "Company"), and Daryl Schaller (the "Consultant").

        The Company, in consideration of consulting services to be provided by the Consultant to the Company for the period beginning April 27, 1998 and ending on April 27, 1999 (the "Consulting Period") under the Consulting Agreement, dated April 27, 1998, between the Company and the Consultant (the "Consulting Agreement"), wishes to grant a stock option for the purchase of Common Stock of the Company, par value $.10 per share, out of shares held in the Company's treasury (the "Common Stock"), to the Consultant, on the terms and conditions contained in this Agreement.

        Accordingly, in consideration of the premises and the agreements set forth herein, the parties hereto hereby agree as follows:

1.     Grant of Option

        The Company, effective as of the date of this Agreement, pursuant to Section 157 of the Delaware General Corporation Law, and resolutions adopted by the Board of Directors of the Company (the "Board") on June 19, 1998, hereby grants to the Consultant as compensation for consulting services to be rendered, the right and option (the "Option") to purchase all or any part of an aggregate of 5302 shares of Common Stock (the "Shares") at the price of $27.75 per share, on the terms and conditions set forth in this Agreement.

2.     Vesting and Term of Option

        (a)   The Option may not be exercised, in whole or in part, prior to July 1, 1999. The Option may be exercised, in whole or in part, at any time, or from time to time, on or after July 1, 1999 and on or before the close of business on June 30, 2008, or such shorter period as is prescribed herein.

        (b)   Notwithstanding the vesting provision contained in Section 2(a) above, but subject to the other terms and conditions set forth herein, the Option may be exercised, in whole or in part, at any time, or from time to time, following the occurrence of a "Change of Control", as hereinafter defined.

        (c)   For the purpose of this Agreement, a "Change of Control" shall mean:

            (i)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(c); or

           (ii)  Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

3.     Termination of Option

        The Option shall terminate and may no longer be exercised by the Consultant if the Company terminates the Consulting Agreement by reason of: (i) the breach by the Consultant of his obligations and commitments to the Company under the Consulting Agreement; and/or (ii) the gross and willful misconduct by the Consultant during the Consulting Period, including, but not limited to, wrongful appropriation of funds or the commission of a gross misdemeanor or felony.

4.     Death of Consultant

        If the Consultant shall die during the term of the Option, the Option may be exercised at any time within 12 months after the date of the Consultant's death, to the extent that the Option was exercisable by the Consultant on the date of death, by the personal representatives or administrators of the Consultant or by any person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, subject to the condition that the Option shall not be exercisable after the expiration of the term of the Option.

5.     Method of Exercising Option

        Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice of exercise delivered to the Company, to the attention of the Secretary, 5 business days prior to the intended date of exercise. Such notice shall state the election to exercise the Option, the number of

Shares as to which the Option is being exercised and the manner of payment and shall be signed by the Consultant. The notice shall be accompanied by payment in full of the exercise price for all Shares designated in the notice. Payment of the exercise price shall be made to the Company by delivery of a check payable to the Company or cash, in United States currency.

6.     Adjustments

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other changes in the corporate structure or stock of the Company, the Board shall make such adjustments as are appropriate in the number and kind of shares covered by the Option and in the exercise price of the Option.

7.     Income Tax Withholding

        In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state income or other taxes, which are the sole and absolute responsibility of the Consultant, are reported to the federal and state taxing authorities and withheld or collected from the Consultant. The Consultant may, at the Consultant's election, satisfy applicable tax withholding obligations by (a) delivering a check payable to the Company or cash, in United States currency, equal to the amount of such taxes, or (b) delivering to the Company a Form W-9 (Department of the Treasury, Internal Revenue Service) duly executed by the Consultant, or successor form setting forth the Consultant's identification number and a certification by the Consultant to the effect that the Consultant is not subject to backup withholding.

8.     Registration

        At any time prior to July 1, 1999, the Company will file a Form S-8 registration statement under the Securities Act of 1933 with respect to the Option and the Shares, or such other form of registration statement with respect to the Option and the Shares as is deemed appropriate by the Company.

9.     General

        (a)   Neither the Consultant nor the Consultant's successors or assigns shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares of Common Stock subject to the Option unless and until certificates for such Shares shall have been issued upon exercise of the Option.

        (b)   The Option shall not be transferable by the Consultant other than by will or by the laws of descent and distribution. During the Consultant's lifetime the Option shall be exercisable only by the Consultant.

        (c)   The Company shall not be required, upon the exercise of the Option or any part thereof, to issue or deliver any Shares until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of the New York Stock Exchange) as may be determined by the Company to be applicable are satisfied.

        (d)   The Company shall at all times during the term of the Option reserve and keep available such number of treasury shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

        (e)   This Agreement shall be governed by and construed under the internal laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

10.   Notices

        All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or sent by telecopy, or sent, postage prepaid, by United States registered, certified or express mail, or reputable overnight courier service, and shall be deemed given, if delivered by hand or sent by telecopy, when so delivered or so sent, or, if sent by mail or by overnight courier service, when received by the addressee, as follows:

        (a)   If to the Company,

International Multifoods Corporation 200 East Lake Street Wayzata, Minnesota 55391
Attention: Vice President, General Counsel and Secretary Facsimile Number (612) 594-3367

        (b)   If to the Consultant,

Daryl Schaller 1709 York Island Drive Naples, Florida 34112
Facsimile Number (941) 417-2704

        Either party hereto may change the address or facsimile number to which notices and other communications are to be delivered or sent by giving the other party prior written notice in the manner set forth herein.

        IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the day and year first above written.

Attest:	International Multifoods Corporation
/s/ FRANK W. BONVINO Secretary	By:	/s/ GARY E. COSTLEY Gary E. Costley
	Its:	Chairman of the Board, President and Chief Executive Officer
/s/ DARYL SCHALLER Daryl Schaller

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INTERNATIONAL MULTIFOODS CORPORATION NON-QUALIFIED STOCK OPTION AGREEMENT